AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 2004
                                           REGISTRATION NO. 333-___________
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                    -----------------------------------
                      CITADEL BROADCASTING CORPORATION
           (Exact name of registrant as specified in its charter)

         DELAWARE                                   51-0405729
      (State or other                            (I.R.S. Employer
     jurisdiction of                          Identification Number)
     incorporation or
      organization)
                        CITY CENTER WEST, SUITE 400
                         7201 WEST LAKE MEAD BLVD.
                          LAS VEGAS, NEVADA 89128
            (Address of Principal Executive Offices) (Zip Code)

                        CITADEL BROADCASTING COMPANY
                       401(K) RETIREMENT SAVINGS PLAN
                          (Full title of the plan)

                              RANDY L. TAYLOR
                    VICE PRESIDENT-FINANCE AND SECRETARY
                        CITY CENTER WEST, SUITE 400
                         7201 WEST LAKE MEAD BLVD.
                          LAS VEGAS, NEVADA 89128
                               (702) 804-5200
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE
  =============================================================================
                                             PROPOSED    PROPOSED
                                AMOUNT       MAXIMUM     MAXIMUM
                                TO BE        OFFERING    AGGREGATE   AMOUNT OF
     TITLE OF SECURITIES        REGISTERED   PRICE PER   OFFERING   REGISTRATION
       TO BE REGISTERED           (1)        SHARE (2)   PRICE (2)      FEE
--------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share (the "Common    1,000,000
Stock")                         shares       $15.715     $15,715,000  $1,991.09
--------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"). In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act based upon the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on June 1, 2004.

                              EXPLANATORY NOTE

     This Registration Statement relates to 1,000,000 shares of common stock of Citadel Broadcasting Corporation (the "Company"), par value $0.01 per share (the "Common Stock"), which may be offered under the Citadel Broadcasting Company 401(k) Retirement Savings Plan (the "Plan"), and an indeterminate amount of interests to be offered pursuant to the Plan.

                                   PART I

     The documents containing information specified by Part I of this Registration Statement will be sent to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). These documents are not required to be filed with the SEC. They constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     You may receive, without charge, upon written or oral request, a copy of the documents that are incorporated by reference in Item 3 of Part II of this Registration Statement. In addition, you may receive a copy of the Plan without charge, by contacting Randy L. Taylor, our Vice President-Finance and Secretary, at the following phone number: (702) 804-5200.

     References to "we," "us" and "our" refer to Citadel Broadcasting Corporation, a Delaware corporation.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms or access our SEC filings on the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, New York, NY 10005.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offerings registered on this Registration Statement:

     (a) Our Registration Statement on Form 8-A (File No. 001-31740), filed with the SEC on July 22, 2003, in which there are described the terms, rights and provisions applicable to our outstanding Common Stock;

     (b) Our Annual Report on Form 10-K for the yearly period ended December 31, 2003, filed with the SEC on March 16, 2004;

     (c) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed with the SEC on May 14, 2004;

     (d) Our Current Report on Form 8-K filed with the SEC on February 5, 2004; and

     (e)  Our Current Report on Form 8-K filed with the SEC on February 12,
          2004.

     Item 4. Description of Securities

     Not applicable.

     Item 5. Interests of Named Experts and Counsel

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.

     Item 6. Indemnification of Directors and Officers

     Our Restated Certificate of Incorporation and Amended and Restated By-Laws provide that our directors and officers shall be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on our behalf, except with respect to any matter that such director or officer has been adjudicated not to have acted in good faith or in the reasonable belief that his action was in our best interests.

     We have entered into agreements to indemnify our directors and certain executive officers in addition to the indemnification provided for in our Restated Certificate of Incorporation and Amended and Restated By-Laws. These agreements, among other things, indemnify our directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of us or any of our affiliates.

     We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

     The Plan provides that to the extent not prohibited by state or federal law, the Company agrees to, and shall indemnify and save harmless, as the case may be, each administrator (other than the Company), officer, and/or director, from all claims for liability, loss, damage or expense (including payment of reasonable expenses in connection with the defense against any such claim) which result from any exercise or failure to exercise any of the indemnified person's responsibilities with respect to the Plan, other than by reason of gross negligence.

     Item 7. Exemption from Registration Claimed

     Not applicable.

     Item 8. Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1** Restated Certificate of Incorporation of Citadel Broadcasting Corporation, filed as Exhibit 3.1 to our Form 10-Q for the quarterly period ended June 30, 2003, filed with the SEC on September 15, 2003 and incorporated herein by reference.

4.2** Amended and Restated By-Laws of Citadel Broadcasting Corporation, filed as Exhibit 3.2 to our Form 10-Q for the quarterly period ended June 30, 2003, filed with the SEC on September 15, 2003 and incorporated herein by reference.

4.3*                Citadel Broadcasting Company 401(k) Retirement Savings
                    Plan.

5* Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the legality of securities offered under the Citadel Broadcasting Company 401(k) Retirement Savings Plan.

23.1* Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5).

23.2*               Consent of Deloitte & Touche LLP.

24*                 Power of Attorney (included on the signature pages).


----------------------
*    Filed herewith.
**   Incorporated by reference.

We hereby undertake that we have submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and have made or will make all changes required by the IRS in order to qualify the Plan.

     Item 9. Undertakings

     (a)  We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports we filed under Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We undertake that, for the purpose of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time will be deemed to be the initial bona fide offering.

     (c) To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions described in Item 6 of this Registration Statement, or otherwise, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8, and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 3, 2004.

                                        CITADEL BROADCASTING CORPORATION


                                           /s/ Farid Suleman
                                        ---------------------------------------
                                        By:    Farid Suleman
                                        Title: Chief Executive Officer and
                                               Chairman

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Farid Suleman as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                Date
---------------------------  -----------------------   --------------------

/s/ Farid Suleman            Chief Executive Officer   June 3, 2004
-------------------------    and Chairman
Farid Suleman

/s/ Randy L. Taylor          Vice President--Finance    June 3, 2004
-------------------------    and Secretary (Principal
Randy L. Taylor              Financial and Accounting
                             Officer)

/s/ David W. Checketts       Director                  June 3, 2004
-------------------------
David W. Checketts

/s/ Theorore J. Forstmann    Director                  June 3, 2004
-------------------------
Theodore J. Forstmann

/s/ J. Anthony Forstmann     Director                  June 3, 2004
-------------------------
J. Anthony Forstmann

/s/ Gordon A. Holmes         Director                  June 3, 2004
-------------------------
Gordon A. Holmes

/s/ Sandra J. Horbach        Director                  June 3, 2004
-------------------------
Sandra J. Horbach

                             Director                  June 3, 2004
-------------------------
Michael A. Miles

                             Director                  June 3, 2004
-------------------------
Charles P. Rose, Jr.

/s/ Herbert J. Siegel        Director                  June 3, 2004
-------------------------
Herbert J. Siegel

     Pursuant to the requirements of the Securities Act, Citadel
Broadcasting Corporation, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 3, 2004.

                                        CITADEL BROADCASTING CORPORATION


                                           /s/ Farid Suleman
                                        ---------------------------------------
                                        By:    Farid Suleman
                                        Title: Chief Executive Officer and
                                               Chairman

                               Index to Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1** Restated Certificate of Incorporation of Citadel Broadcasting Corporation, filed as Exhibit 3.1 to our Form 10-Q for the quarterly period ended June 30, 2003, filed with the SEC on September 15, 2003 and incorporated herein by reference.

4.2** Amended and Restated By-Laws of Citadel Broadcasting Corporation, filed as Exhibit 3.2 to our Form 10-Q for the quarterly period ended June 30, 2003, filed with the SEC on September 15, 2003 and incorporated herein by reference.

4.3*                Citadel Broadcasting Company 401(k) Retirement Savings
                    Plan.

5* Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the legality of securities offered under the Citadel Broadcasting Company 401(k) Retirement Savings Plan.

23.1* Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5).

23.2*               Consent of Deloitte & Touche LLP.

24*                 Power of Attorney (included on the signature pages).


----------------------
*    Filed herewith.
**   Incorporated by reference.